Exhibit 10.16
November 22, 2021
Dear AJ,
Let’s make it official!
On behalf of Grindr LLC (the “Company”), we are pleased to offer you the position of Chief Product Officer, reporting directly to Jeff Bonforte, Chief Executive Officer. We look forward to you starting your new role on December 1, 2021 from your home office in California. This letter contains all of the terms and conditions of the Company’s offer of employment to you and supersedes all prior contracts or agreements with respect thereto, whether oral or written.
Should you agree to accept this offer of “at will” employment, your salary and additional terms of employment shall be subject to the following:
•Hours/ Compensation
◦Hours. This is a full-time exempt position. You will be expected to work a minimum 40 hours per week, Monday to Friday. Your hours and days of work are subject to change and you may be required to work additional or different hours from time to time to meet business needs. As an exempt employee, you will not be entitled to overtime.
◦Compensation. Your annual base salary will be USD $375,000.00, which will be paid in accordance with Grindr’s established payroll schedule as revised from time-to-time, currently semi-monthly.
◦Sign-on Bonus. Provided you accept this offer and commence employment on or before the Start Date, the Company will pay you a one-time signing bonus in the amount of USD $25,000.00 less deductions required by law (the “Signing Bonus”). This Signing Bonus will be paid on the first regularly scheduled payroll date after 30 days of employment commences. If you voluntarily resign from the Company within 1 year of your start date, you agree that you will be required to pay back the full amount of the Signing Bonus (including, without limitation, all amounts withheld from the Signing Bonus to satisfy applicable taxes and payroll deductions) within 30 days of the termination date.
◦Equity. Subject to approval by the Board of Managers (the “Grindr Board”) of Grindr Group LLC, Grindr shall grant you an option to purchase 300,000 Series X Ordinary Units (the “Grant”). The terms of the Grant shall be governed by the Non-Qualified Unit Option Agreement which you are required to sign in order to receive the Grant. In addition and subject to approval by the Grindr Board, subject to your continuous employment and pursuant to the Non-Qualified Unit Option Agreement, you shall be granted two additional options to purchase 50,000 Series X Ordinary Units each (the first to be granted no later than 36 months after your start date and the second to be granted no later than 48 months after your start date). Each additional option grant is subject to its own standard vesting period as well as the current strike price at the time of any such grant.
•Benefits. You are eligible to participate in the Company’s employee benefits program effective the first day of employment. You will be responsible for all costs not covered under said policies, including, without limitation, deductibles, co-payments and costs for procedures, which are not authorized by the insurance carrier. The Company’s benefits may be modified, eliminated, or replaced with other bonus programs at any time in the Company’s sole discretion.
•Other Obligations. You must be free to work for the Company without being in breach of any legally binding obligation which you owe to your current or any former employer or other third party. Accordingly, the Company expects you to honor any legal obligations which apply to you. You represent and warrant that your employment and the performance of your duties for the Company will not violate any agreement (including any non-competition or non-solicitation provision of any such agreement) between you and any other employer, corporation, partnership or other organization. You further acknowledge and agree that the Company has advised you that it is not interested in, and does not want, any confidential information, trade secrets, or other proprietary information that you may have developed or otherwise acquired in connection with any prior employment or business relationship. You represent that you have returned to your prior employer all of its property (including without limitation all confidential information, trade secrets, or other proprietary information) and will not use or disclose (and have not used or disclosed) to the Company or for the benefit of the Company any confidential information, trade secrets, or other proprietary information of any prior employer or third party.
•At-Will Employment. Your employment with the Company will be “at will”. Your employment is for no specific term and either you or the Company may terminate your employment relationship with the Company at any time with or without cause or notice. If you decide to terminate your employment with the Company, however, we request that you provide advanced written notice of your last day of employment. The Company reserves the right to eliminate or change any term or condition of employment at any time with or without cause or notice. Specifically, the Company also has the discretion to rescind this offer letter up to the Start Date. However, the at-will nature of the employment can only be changed in writing executed by you and the President, on behalf of the Company.
Finally, this offer of employment is contingent on: 1) the outcome of acceptable reference checks; 2) a background check; 3) upon you providing the Company with legally required proof of your identity and current authorization to work in the United States; and 4) the execution of a Company arbitration agreement and non-disclosure agreement and any agreements that you may be required to sign in connection with any Company option granted to you.
All of us here at Grindr are excited for you to join the team and look forward to working with you.
If you accept this Offer of Employment, please sign and return to me by the end of business on November 29, 2021.
Sincerely,

/s/ Jeff Bonforte
Jeff Bonforte, Chief Executive Officer

November 23, 2021
Date

I have read and understand this offer letter and accept employment with the Company upon the terms set forth in this offer letter. Agreed and accepted:

/s/ Austin James Balance
Austin James Balance

November 23, 2021
Date

December 21, 2023
c/o Grindr Inc.
Dear AJ,
On behalf of Grindr Inc. (the “Company”), we are pleased to offer you the opportunity to earn awards of restricted stock units (“RSUs”) granted under the Company’s 2022 Equity Incentive Plan (the “Plan”) upon the satisfaction of certain key performance indicators (“KPIs”) pursuant to the terms and conditions set forth in Exhibit A attached to this letter (the “KPI Awards”) and the opportunity to earn awards of RSUs upon the satisfaction of certain market capitalization performance conditions pursuant to the terms and conditions set forth in Exhibit B (the “PSU Arrangement”).
By signing below, you hereby acknowledge and agree as follows:
(i)The KPI Awards and PSU Arrangement are an unsecured, unfunded obligation of the Company, and so any rights you have under this letter agreement will be those of a general unsecured creditor of the Company.
(ii)Regardless of any action taken by the Company (or its subsidiaries), the ultimate liability for all income tax, employment tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to the KPI Awards and PSU Arrangement and legally applicable to you is and remains your responsibility and may exceed the amount actually withheld by the Company (or its subsidiaries).
(iii)Neither this letter agreement nor any of the rights, interests or obligations hereunder may be assigned or transferred, in whole or in part, by operation of law or otherwise, by you.
(iv)The terms of this letter agreement (including Exhibit A and Exhibit B), and any action arising hereunder, shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law or conflict of law provision.
(v)This letter agreement (including Exhibit A and Exhibit B) sets forth the entire understanding between you and the Company with respect to the subject matter hereto and supersedes all prior oral and written agreements, promises and/or representations on that subject matter. You hereby agree that this letter agreement may only be amended or modified by a written instrument signed by you and a duly authorized officer of the Company.
(vi)This letter agreement may be executed in multiple counterparts, each of which will be deemed to be an original copy of this letter agreement and all of which, when taken together, will be deemed to constitute one (1) and the same agreement. The exchange of a fully executed letter agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this letter agreement.
We ask that you acknowledge and accept the terms of this letter agreement by signing, dating and returning this letter to me on or before December 29, 2023.

Sincerely,

/s/ George Arison
George Arison, Chief Executive Officer

December 21, 2023
Date

Agreed and accepted

/s/ Austin James Balance
Austin James Balance

December 21, 2023
Date

Exhibit A
KPI Awards

Eligibility; Award Vehicle
Austin James Balance (“Executive”) is eligible to receive KPI Awards in the form of RSUs under the Plan on the terms and conditions set forth below. For clarity, Executive is not eligible to receive a KPI Award in calendar year 2024 for performance in calendar year 2023. The first KPI Award Executive will be eligible to receive will be for KPIs established for calendar year 2024 and, if earned, will be granted in calendar

KPIs
•The Company’s Board of Directors (the “Board”) (or a committee thereof) and Executive shall agree upon, and reduce to writing, annual KPIs (a) as soon as practicable after January 1, 2024; and (b) annually thereafter, as soon as practicable after the start of each calendar year and in no event later than the end of the first quarter of the applicable calendar year.
•Absent such written agreement on KPIs, the KPIs shall be determined by the Board (or a committee thereof) in its sole and absolute discretion. The Board shall use its best efforts to determine such KPIs no later than the end of the first quarter of the applicable calendar year.

Satisfaction of KPIs	Whether or not the KPIs for a given year have been satisfied shall be determined by the Board (or a committee thereof) in its or their sole and absolute discretion no later than 90 days after the end of the applicable year.

KPI Awards	In the event that the Board (or a committee thereof) determines the KPIs for a given year have been satisfied, Executive shall be entitled to a grant of fully-vested RSUs with a value ranging from $125,000 to $165,000 for fiscal year 2024 and from $350,000 to $465,000 for fiscal year 2025 and subsequent fiscal years (in each case such amount within that range as determined by the Board, or a committee thereof, in its or their sole and absolute discretion), which award shall be granted under the Plan no later than 120 days after the end of such year in which the KPIs are satisfied and subject to Executive’s Continuous Service (as defined in the Plan) to the Company through the grant date. RSUs granted pursuant to this section shall be valued based upon the average VWAP for the 90 trading days preceding the grant date.

VWAP	means, for any given date, the per-share volume-weighted average price (determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours) of a share of Company common stock, as displayed under the heading “Bloomberg VWAP” on the Company’s Bloomberg page (or its equivalent if such page is not available).

Exhibit B
PSU Arrangement
Austin James Balance (“Executive”) is eligible to receive performance-based RSUs under the Plan representing a right to acquire $4,100,000 of shares of Company common stock on the terms and conditions set forth below (the “PSU Arrangement”). Subject to approval by the Board of Directors (the “Board”) of the Company in coordination with the Compensation Committee of the Board, the RSUs contemplated by the PSU Arrangement shall be awarded as follows:
•On the first date (if any) after the Effective Date that the Average Market Capitalization (as defined below) exceeds $2.1 billion (such performance threshold condition, “Performance Condition 1” and such date, the “First Performance Date”), Executive shall be granted a number of RSUs equal to (a) $1,366,666 divided by (b) the average VWAP for the 90 trading days preceding the First Performance Date, with such number of RSUs rounded down to the nearest whole unit;
•On the first date (if any) after the Effective Date that the Average Market Capitalization exceeds$2.8 billion (such performance threshold condition, “Performance Condition 2” and such date, the “Second Performance Date”), Executive shall be granted a number of RSUs equal to (a) $1,366,667 divided by (b) the average VWAP for the 90 trading days preceding the Second Performance Date, with such number of RSUs rounded down to the nearest whole unit; and
•On the first date (if any) after the Effective Date that the Average Market Capitalization exceeds $3.5 billion (such performance threshold condition, “Performance Condition 3” and such date, the “Third Performance Date”), Executive shall be granted a number of RSUs equal to (a) $1,366,667 divided by (b) the average VWAP for the 90 trading days preceding the Third Performance Date, with such number of RSUs rounded down to the nearest whole unit.
If any RSUs pursuant to the PSU Arrangement are granted, such RSUs shall be fully vested on the grant date, subject to Executive’s continued employment by the Company through such date. The terms of the RSUs granted pursuant to the PSU Arrangement shall be governed by the Plan and an applicable award agreement, which Executive is required to sign in order to receive such RSUs. In all such cases, the grant and vesting of the RSUs pursuant to the PSU Arrangement (or portion thereof) shall be subject to Executive’s Continuous Service (as defined in the Plan) with the Company through the applicable grant date or vesting date, respectively.
Notwithstanding anything to the contrary herein, immediately prior to, and contingent upon, the consummation of a Change in Control (as defined in the Plan), Executive shall be granted a number of fully vested RSUs, subject to Executive’s Continuous Service (as defined in the Plan) to the Company through immediately prior to the consummation of such Change in Control, equal to:
•$1,366,666 divided by (b) the CIC Per Share Consideration (with such number of RSUs rounded down to the nearest whole unit) if and only if both (a) the CIC Price exceeds $2.1 billion and (b) Performance Condition 1 has not been previously met (for clarity, the number of RSUs calculated under this bullet will be equal to zero if the conditions in both (a) and (b) of this bullet are not met);
•$1,366,667 divided by (b) the CIC Per Share Consideration (with such number of RSUs rounded down to the nearest whole unit) if and only if both (a) the CIC Price exceeds $2.8 billion and (b) Performance Condition 2 has not been previously met (for clarity, the number of RSUs calculated under this bullet will be equal to zero if the conditions in both (a) and (b) of this bullet are not met); and
•$1,366,667 divided by (b) the CIC Per Share Consideration (with such number of RSUs rounded down to the nearest whole unit) if and only if both (a) the CIC Price exceeds $3.5 billion and (b) Performance Condition 3 has not been previously met (for clarity, the number of RSUs calculated under this bullet will be equal to zero if the conditions in both (a) and (b) of this bullet are not met).
For purposes of the PSU Arrangement:
“Average Market Capitalization” means the daily average of the Company’s Market Capitalization for the 90 trading days preceding a given day.
“CIC Per Share Consideration” means the consideration payable for one share of the Company’s common stock (including the present value of any non-cash or contingent consideration payable for one share of Company common stock) by the acquiror (or its parent) in connection with the Change in Control.

“CIC Price” means an amount equal to (x) CIC Per Share Consideration, multiplied by (y) the number of fully diluted shares of common stock of the Company as of immediately prior to the consummation of the Change in Control (which shall be calculated consistent with the applicable definition or formula used in the definitive agreement evidencing the Change in Control to calculate the number of fully diluted shares of common stock of the Company as of immediately prior to the Change in Control).
“Effective Date” means November 29, 2023.
“Market Capitalization” means (a) the VWAP on a given day multiplied by (b) the number of issued and outstanding shares of the Company’s common stock on such day.
“VWAP” means, for any given date, the per-share volume-weighted average price (determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours) of a share of the Company’s common stock, as displayed under the heading “Bloomberg VWAP” on the Company’s Bloomberg page (or its equivalent if such page is not available).

October 29, 2024
c/o Grindr Inc.
Dear AJ,
On behalf of Grindr Inc. (the “Company”), we are pleased to offer you the opportunity to earn an award of restricted stock units (“RSUs”) granted under the Company’s Amended and Restated 2022 Equity Incentive Plan (the “Plan”) upon the satisfaction of a certain market capitalization performance condition pursuant to the terms and conditions set forth in Exhibit A (the “PSU Arrangement”).
By signing below, you hereby acknowledge and agree as follows:
(i)The PSU Arrangement is an unsecured, unfunded obligation of the Company, and so any rights you have under this letter agreement will be those of a general unsecured creditor of the Company.
(ii)Regardless of any action taken by the Company (or its subsidiaries), the ultimate liability for all income tax, employment tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to the PSU Arrangement and legally applicable to you is, and remains, your responsibility and may exceed the amount actually withheld by the Company (or its subsidiaries).
(iii)Neither this letter agreement nor any of the rights, interests or obligations hereunder may be assigned or transferred, in whole or in part, by operation of law or otherwise, by you.
(iv)The terms of this letter agreement (including Exhibit A), and any action arising hereunder, shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law or conflict of law provision.
(v)This letter agreement (including Exhibit) sets forth the entire understanding between you and the Company with respect to the subject matter hereto and supersedes all prior oral and written agreements, promises and/or representations on that subject matter. You hereby agree that this letter agreement may only be amended or modified by a written instrument signed by you and a duly authorized officer of the Company.
(vi)This letter agreement may be executed in multiple counterparts, each of which will be deemed to be an original copy of this letter agreement and all of which, when taken together, will be deemed to constitute one (1) and the same agreement. The exchange of a fully executed letter agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this letter agreement.
We ask that you acknowledge and accept the terms of this letter agreement by signing, dating and returning this letter to me on or before October 31, 2024.
Sincerely,

/s/ George Arison
George Arison, Chief Executive Officer

October 29, 2024
Date

Agreed and accepted

/s/ Austin James Balance
Austin James Balance

October 31, 2024
Date

Exhibit A
Balance PSU Arrangement
Austin James Balance (“Executive”) is eligible to receive performance-based restricted stock units (“RSUs”) under the Grindr Inc. Amended and Restated 2022 Equity Incentive Plan (the “Plan”) representing a right to acquire 200,000 shares of Company common stock, on the terms and conditions set forth below (the “PSU Arrangement”). Subject to approval by the Board of Directors (the “Board”) of the Company in coordination with the Compensation Committee of the Board, the RSUs contemplated by the PSU Arrangement shall be awarded as follows:
•On the first date (if any) after the Effective Date that the Average Market Capitalization (as defined below) exceeds $5 billion (such performance threshold condition, “Performance Condition” and such date, the “Performance Date”), Executive shall be granted 200,000 RSUs.
If any RSUs pursuant to the PSU Arrangement are granted, such RSUs shall be fully vested on the grant date, subject to Executive’s continued employment by the Company through such date. The terms of the RSUs granted pursuant to the PSU Arrangement shall be governed by the Plan and an applicable award agreement, which Executive is required to sign in order to receive such RSUs. In all such cases, the grant and vesting of the RSUs pursuant to the PSU Arrangement (or portion thereof) shall be subject to Executive’s Continuous Service (as defined in the Plan) with the Company through the applicable grant date or vesting date, respectively.
Notwithstanding anything to the contrary herein, immediately prior to, and contingent upon, the consummation of a Change in Control (as defined in the Plan), Executive shall be granted 200,000 fully vested RSUs, subject to Executive’s Continuous Service (as defined in the Plan) to the Company through immediately prior to the consummation of such Change in Control if and only if both (a) the CIC Price exceeds $5 billion and (b) Performance Condition has not been previously met (for clarity, no RSUs will be granted under this paragraph if the conditions in either (a) or (b) of this bullet are not met).
For purposes of the PSU Arrangement:
“Average Market Capitalization” means the daily average of the Company’s Market Capitalization for the 90 trading days preceding a given day.
“CIC Per Share Consideration” means the consideration payable for one share of the Company’s common stock (including the present value of any non-cash or contingent consideration payable for one share of Company common stock) by the acquiror (or its parent) in connection with the Change in Control.
“CIC Price” means an amount equal to (x) CIC Per Share Consideration, multiplied by (y) the number of fully diluted shares of common stock of the Company as of immediately prior to the consummation of the Change in Control (which shall be calculated consistent with the applicable definition or formula used in the definitive agreement evidencing the Change in Control to calculate the number of fully diluted shares of common stock of the Company as of immediately prior to the Change in Control).
“Effective Date” means October 9, 2024.
“Market Capitalization” means (a) the VWAP on a given day multiplied by (b) the number of issued and outstanding shares of the Company’s common stock on such day.
“VWAP” means, for any given date, the per-share volume-weighted average price (determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours) of a share of the Company’s common stock, as displayed under the heading “Bloomberg VWAP” on the Company’s Bloomberg page (or its equivalent if such page is not available).